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                                                                    Exhibit 4.2



                  SECOND AMENDMENT TO THE AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT


                  This SECOND AMENDMENT TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of October 20, 1997 (this "Amendment"), is among Household Affinity Funding Corporation, a Delaware corporation ("HAFC"), Household Finance Corporation, a Delaware corporation (the "Servicer") and The Bank of New York, a New York banking corporation (the "Trustee"). This Amendment amends the Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993, as previously amended by the Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of April 12, 1995 (as amended, the "Pooling and Servicing Agreement"), and as supplemented by the Series 1993-1 Supplement, dated as of September 1, 1993, the Series 1993-2 Supplement, dated as of November 1, 1993, the Series 1994-1 Supplement, dated as of March 1, 1994, the Series 1994-2 Supplement, dated as of September 1, 1994, the Series 1995-1 Supplement, dated as of March 1, 1995, and the Series 1997-1 Supplement, dated as of March 1, 1997 (collectively, the "Supplements"), each such Supplement, as amended by the First Amendment to the Series Supplements, dated as of October 20, 1997, each by and among HAFC, the Servicer and the Trustee.


                                    RECITALS

                  1. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, HAFC has delivered to the Trustee an Officer's Certificate, dated the date of this Amendment, stating that HAFC reasonably believes that this Amendment will not have an Adverse Effect.

                  2. The parties to the Pooling and Servicing Agreement have satisfied all conditions precedent contained in the Pooling and Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:


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                                   AMENDMENTS


                  1. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Required Minimum Principal Balance" and inserting in lieu thereof the following:

                  "Required Minimum Principal Balance" shall mean, with respect to any date the sum of the Series Adjusted Invested Amounts for each Series outstanding on such date plus the sum of the Series Required Seller Amounts for each such Series.

                  2. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Series Adjusted Invested Amount" and inserting in lieu thereof the following:

                  "Series Adjusted Invested Amount" shall mean, with respect to any Series and for any Due Period, the initial Invested Amount of such Series, after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Due Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the Supplement for such Series.

                                  MISCELLANEOUS

                  1. Effective Date. This Amendment shall be effective upon the execution hereof by the parties hereto.

                  2. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  3. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, HAFC, the Servicer and the Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                   HOUSEHOLD AFFINITY FUNDING
                                   CORPORATION


                                   /s/ Steve H. Smith
                                   ---------------------------------------------
                                   Name: Steve H. Smith
                                   Title: Vice President and Assistant Treasurer




                                   HOUSEHOLD FINANCE CORPORATION



                                   /s/ Barney B. Moss, Jr.
                                   ---------------------------------------------
                                   Name: Barney B. Moss, Jr.
                                   Title: Vice President and Treasurer



                                   THE BANK OF NEW YORK



                                   /s/ Reyne A. Macadaeg
                                   ---------------------------------------------
                                   Name: Reyne A. Macadaeg
                                   Title: Assistant Vice President